Exhibit 10

                        LICENSE AND MAINTENANCE AGREEMENT

         THIS LICENSE AND MAINTENANCE AGREEMENT (this "Agreement") is entered into effective as of September 30, 2002 (the "Effective Date"), by and between I-TRAX, INC., a Delaware corporation, I-TRAX HEALTH MANAGEMENT SOLUTIONS, INC., a Delaware corporation (collectively, "I-trax"), and UICI, INC., a Delaware corporation ("UICI"). I-trax and UICI are individually a "Party" and collectively the "Parties."

         A. I-trax has developed and owns all right, title, and interest in and to certain software.

         B. I-trax and UICI intend that, among other things, I-trax grant to UICI an exclusive license to such software in the student market and a non-exclusive license to such software for use by UICI for its other businesses and maintain such software.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. Definitions. The following definitions apply in this Agreement unless otherwise expressly provided or the context otherwise requires:

               1.1 "Additional Services" means the services set forth in Section 18.

               1.2 "Affiliate" means, with respect to an entity, any other entity that (directly or indirectly) controls, is controlled by, or is under common control with, such entity.

               1.3 "Confidential Information" means all information and materials (tangible and intangible) disclosed by a Party to the other Party pursuant to this Agreement and identified in writing, at the time of disclosure, as "confidential" or "proprietary." The Licensed Software, including, but not limited to, the Source Code thereof, is I-trax's Confidential Information.

               1.4 "Content Maintenance" means the maintenance set forth in
Section 17.2.

               1.5 "Developed Materials" means (i) all materials developed pursuant to Section 16 and (ii) all Headers, Navigation Bars, and Web Pages developed by I-trax and derived directly or indirectly from UICI Materials.

               1.6 "DM and PM Services" means a multi-disciplinary approach, based on evidence-based guidelines, to the delivery of healthcare services that
(i) assists individuals with self managing such individuals' health and wellness, (ii) proactively identifies individuals at risk for or with a disease and empowers such individual to become a part of such individual's health care team, (iii) support the individual/physician relationship, and/or (vi) continuously evaluate individuals' clinical, humanistic, and economic outcomes with the goal of improving such individuals' health.

               1.7 "Documentation" means all technical and user documentation (whether written or in electronic form) provided or made available by I-trax to UICI for the Licensed Software.

               1.8 "Enhancement" means (i) an enhancement, version, revision, release, or upgrade to the Licensed Software, (ii) a derivative work of the Licensed Software, (iii) software that adds functionality or one or more features to the Licensed Software, (iv) software that is intended to replace the Licensed Software, or (v) software that contains all or substantially all of the functionality of the Licensed Software.

               1.9 "Error" means any failure of the Licensed Software to perform in accordance with the Documentation.

               1.10 "Error Correction" means a correction or workaround for an Error.

               1.11 "Existing Agreements" means any and all agreements, including, but limited to, letter agreements or terms and conditions posted on an Internet web site, in the Student Market to which I-trax is a party.

               1.12 "Existing Agreements Schedule" means the Existing Agreements related to the Schools set forth in Schedule I.

               1.13 "Existing MedWizard(R)" means a MedWizard(R)in existence as of the Effective Date.

               1.14 "Further Assurances" means conveying the facts concerning any invention, improvements in any invention, and at the expense of UICI, UICI's successors, assigns, and legal representatives, to do generally, as and when requested by UICI, everything reasonably possible to vest title in UICI, UICI's successors, assigns, and legal representatives, to aid UICI, UICI's successors, assigns, and legal representatives to obtain and enforce proper protection for any invention and any improvements thereon in all countries throughout the world, including, but not limited to, recording in all appropriate registries evidence of the rights transferred to UICI by this Agreement and obtaining in writing an assignment of all rights from each I-trax employee and all other entities acting on I-trax's behalf who could have rights in and/or to the Developed Materials, either now and/or in the future.

               1.15 "Header" means a header, located on an Internet web page, containing (i) text and/or graphics identifying a business and (ii) links.

               1.16 "HealthGate" means HealthGate Data Corp, a Delaware corporation.

               1.17 "HIPAA" means the Health Insurance Portability and Accountability Act of 1996 and any and all regulations adopted thereunder.

               1.18 "Implementation Schedule" means the implementation schedule set forth in Schedule II.

               1.19 "Intellectual Property Rights" means any and all now known or hereafter known tangible and intangible (i) rights associated with works of authorship throughout the universe, including, but not limited to, copyrights, moral rights, and mask-works, (ii) trademark, trade name, and trade dress rights and any similar rights, (iii) trade secret rights and any and all other rights to prohibit disclosure, (iv) Patent Rights, algorithms, and other industrial property rights, (v) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including, but not limited to, domain names, logos, "rental" rights, and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (vi) any and all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues hereof now or hereafter in force (including, but not limited to, any and all rights in any of the foregoing).

               1.20 "I-trax Content License" means that certain Content Agreement, dated as of May 31, 2002, by and between I-trax and HealthGate.

               1.21 "I-trax Indemnified Group" means I-trax, I-trax's Affiliates, and the shareholders, partners, members, directors, managers, officers, employees, independent contractors, and agents of I-trax and I-trax's Affiliates.

               1.22 "Level 1 Error" means that the Licensed Software or a major function or subsystem of the Licensed Software is inoperable.

               1.23 "Level 2 Error" means the repeated failure of the Licensed Software or a major function or subsystem of the Licensed Software.

               1.24 "Level 3 Error" means a failure of the Licensed Software or a function or subsystem of the Licensed Software that is infrequent or has minor user impact on UICI's operations.

               1.25 "Level 4 Error" means a failure of the Licensed Software or a function or subsystem of the Licensed Software that has little or no user impact on UICI's operations.

               1.26 "Licensed Software" means collectively, the following software and their underlying core technologies and middleware: (i) MyFamilyMD(TM), (ii) CarePrime(R), (iii) Health-e-Coordinator, (iv) Medicive(R),
(v) all other software required to operate items (i) through (iv), and (vi) any and all Error Corrections, Updates, and Enhancements to items (i) through (v).

               1.27 "Login Page" means an Internet login page permitting access to the Licensed Software's functionality upon the submission of a valid username and password.

               1.28 "Losses" means all liabilities, claims, damages, injuries, demands, proceedings, actions, assessments, settlements, judgments, awards, punitive awards, fines, charges, deficiencies, losses, costs, and expenses (including, but not limited to, all costs of preparation and investigation, interest, penalties, fees, disbursements, and expenses for attorneys, accountants, and other professional advisors).

               1.29 "Maintenance" means collectively, Software Maintenance and Content Maintenance.

               1.30 "Marks" means all I-trax marks related to the Licensed Software.

               1.31 "McCormack" means Dave McCormack, an individual.

               1.32 "Medicive(R)" means I-trax's Medicive(R)Medical Enterprise Data System.

               1.33 "MedWizard(R)" means an interactive software tool designed to easily enter and track health information, including, but not limited to, weight, height, immunizations, peak flow, health history, and medication.

               1.34 "Navigation Bar" means a navigation bar, located on an Internet web page, permitting navigation of an Internet web site.

               1.35 "Patent Rights" means the rights to all inventions, whether patentable or not, including, but not limited to, the right to file applications and obtain patents, utility models, industrial models, and designs in the inventor's own name in the United States and throughout the world, and all rights to obtain other intellectual property protection in the United States and throughout the world.

               1.36 "Pre-Closing Tests and Audits" means the initial, stress tests and security audits of the Licensed Software developed, conducted, and certified by UICI, I-trax, and applicable third parties, prior to the Effective Date, on agreed upon hardware.

               1.37 "Production Interface Engine" means software that passes all data elements bi-directionally between UICI and the Licensed Software related to health care insurance claims, eligibility statements, and status.

               1.38 "School" means a school, school district, or university in the Student Market.

               1.39 "Second Tier Support" means I-trax (i) answering questions from, and providing general advice to, the UICI Group by telephone concerning the use, configuration, and troubleshooting of the Licensed Software and (ii) receiving reports from the UICI Group by telephone of possible Errors in the Licensed Software.

               1.40 "Security Plan" means the security plan jointly developed by I-trax and UICI prior to the Effective Date for the redesign and re-implementation of the security architecture of the Licensed Software.

               1.41 "Software Maintenance" means the maintenance set forth in
Section 17.1.

               1.42 "Solicitation Event" means I-trax (i) breaching this Agreement, which remains uncured for five days following notice from UICI of such breach, (ii) ceasing to function as an ongoing concern or to conduct I-trax's operations in the normal course of business, (iii) becoming insolvent (after the Effective Date) or bankrupt, or (iv) making an assignment for the benefit of creditors.

               1.43 "Source Code" means the source code for the Licensed Software, the Headers, the Navigation Bars, the Web Pages, the Stress Correction Version, the Security Plan Version, and the Production Interface Engine and includes, but is not limited to:

                       (a) all administrator (highest access level) passwords to the Licensed Software;

                       (b) all web browser viewable components of any type (including, but not limited to, files of type html, xml, asp, jsp, jpg, gif, mov, swf) (i.e., the presentation layers);

                       (c) all documentation describing completely the entry points, parameters, function calls, use, and limitations of the "COM, COM+ objects" (i.e., the middleware);

                       (d) all database files that contain the tables, queries, stored procedures, relationships, and indices of the Licensed Software, subject to Third Party Licenses;

                       (e) all documentation that details the data model, including, but not limited to, entity-relationships of the Licensed Software;

                       (f) source code and documentation for the database architecture that comprise FAM-A and FAM-D and all other derivatives and progenitors of Medicive(R) which are not implemented in the Licensed Software;

                       (g) source code and documentation for Error Corrections, Updates and Enhancements and/or any item listed in (a) through (f) above that have been developed by I-trax or are being developed by I-trax, even if such versions and enhancements reside on a development system.

               1.44 "Specialized Associations Services" means Specialized Association Services, an entity, which manages and works with UICI Independent Associations. 1.45 "Student Market" means any and all markets for products or services in which students (without regard to age or classification) are the primary, intended end users of such products or services.

               1.46 "Technology Consultant" means a consultant engaged by I-trax to assist I-trax with I-trax's product development efforts. The Technology Consultant as of the Effective Date is identified on Schedule VI to this Agreement. I-trax reserves the right to retain a different Technology Consultant with reasonable prior written notice to UICI.

               1.47 "Third Party Content" means text and graphics provided by a party other than the UICI Group or I-trax (e.g., HealthGate).

               1.48 "Third Party Licenses" means third party licenses disclosed in writing to UICI prior to the Effective Date or otherwise approved by UICI in writing.

               1.49 "UICI Affiliates" means collectively all Affiliates of UICI.

               1.50 "UICI Agencies" means collectively all third parties that sell UICI products, including, but not limited to, agencies know as "CMA," "GSA," "SF," and "UGA."

               1.51 "UICI Customers" means collectively all customers of UICI's products or services, whether customers as of the Effective Date or following the Effective Date.

               1.52 "UICI Independent Associations" means collectively all third parties that offer UICI products to their respective members (and who may also offer other third party products unrelated to UICI to such members), including, but not limited to, those independent associations known as "AAS," "ABA," "ACSA," "AFS," and "NASE" and those independent associations listed on Schedule III.

               1.53 "UICI Data" means any and all data generated or collected by UICI in connection with the Licensed Software.

               1.54 "UICI Divisions" means collectively all divisions (whether in existence as of the Effective Date or created following the Effective Date) within UICI, including, but not limited to, divisions known as "AMS," "LTC," "SI," "STAR," "SEA," "Seniors," and "Student Resources."

               1.55 "UICI Group" means collectively, (i) UICI, (ii) all UICI Divisions, (iii) all UICI Affiliates, (iv) all UICI Independent Associations,
(v) all UICI Agencies, (vi) Specialized Associations Services, and (vii) all successors and assigns of (i) through (vi).

               1.56 "UICI Indemnified Group" means collectively, the UICI Group and the shareholders, partners, members, directors, managers, officers, employees, independent contractors, and agents of the UICI Group.

               1.57 "UICI Other Market" means any and all markets, other than the Student Market, for products or services offered by the UICI Group now or in the future, exclusive of the DM and PM Services offered on a stand-alone basis (i.e., offered separate from any other product or service, including, but not limited to, any insurance product or service).

               1.58 "Updates" means (i) an aggregation of Error Corrections,
(ii) changes to the Licensed Software to maintain compatibility with applicable third party software, (iii) changes to the Licensed Software made for the benefit of I-trax or other I-trax licensees, and (iv) changes to UICI's version of the Licensed Software necessary to implement changes made for the benefit of I-trax or other I-trax licensees.

               1.59 "Web Page" means text and/or graphics, located on an Internet web page, exclusive of Headers and Navigation Bars

         2. Parties' General Obligations.

               2.1 I-trax's General Obligations. I-trax shall:

                       (a) Jointly develop the Implementation Schedule with UICI in accordance with Section 3;

                       (b) Correct any failure of the Licensed Software to pass the stress test portion of the Pre-Closing Tests and Audits in accordance with
Section 4 and the Implementation Schedule (the "Stress Corrections");

                       (c) Grant licenses to the Licensed Software in accordance with Section 5;

                       (d) Grant a license to all Marks in accordance with
Section 6;

                       (e) Develop and implement Headers, Navigation Bars, and Web Pages in accordance with Section 7 and the Implementation Schedule;

                       (f) Develop and implement Login Pages in accordance with
Section 8 and the Implementation Schedule;

                       (g) Develop and implement MedWizards(R)in accordance with
Section 9 and the Implementation Schedule;

                       (h) Integrate Third Party Content in accordance with
Section 10 and the Implementation Schedule;

                       (i) Develop and implement disease management modules in accordance with Section 11;

                       (j) Provide training in accordance with Section 12;

                       (k) Make available I-trax personnel in accordance with
Section 13;

                       (l) Grant access to development efforts and third party preferential pricing in accordance with Section 14;

                       (m) Identify in writing, on the Effective Date and from time to time as requested by UICI, all third party vendors and products used by I-trax in connection with Maintenance and the cost of such vendors and products;

                       (n) Implement the Security Plan in accordance with
Section 15;

                       (o) Develop and implement the Production Interface Engine in accordance with Section 16;

                       (p) Provide Software Maintenance in accordance with
Section 17.1;

                       (q) Provide Content Maintenance in accordance with
Section 17.2; and

                       (r) Provide the Additional Services in accordance with
Section 18.

               2.2 UICI's Obligations. UICI shall:

                       (a) Jointly develop the Implementation Schedule with I-trax in accordance with Section 3

                       (b) Oversee, and have approval rights with respect to, I-trax's implementation of the Stress Corrections in

                       (c) Oversee, and have approval rights with respect to, I-trax's implementation of the Security Plan in accordance with Section 15;

                       (d) Oversee, and have approval rights with respect to, I-trax's implementation of the Production Interface Engine in accordance with
Section 16; and

                       (e) Pay the amounts when due in accordance with Section
19.

         3. Implementation Schedule. Immediately following the Effective Date, I-trax and UICI shall jointly develop the Implementation Schedule, execute it, and attach it to this Agreement, at which time the Implementation Schedule will become a part hereof.

         4. Stress Test Correction.

               4.1 Modification and Delivery. I-trax shall modify the Licensed Software, in accordance with the Implementation Schedule, to fully implement the Stress Corrections (the "Stress Correction Version"). The date on which I-trax delivers the Stress Correction Software to UICI is the "Stress Correction Delivery Date."

               4.2 Testing. Commencing on the Stress Correction Delivery Date, UICI shall perform such tests as UICI, in UICI's sole discretion, chooses on the Stress Correction Version, for a period of 60 days (the "Stress Correction Test Period") for compliance with the Stress Corrections.

               4.3 Correction Period. If the Stress Correction Version fails to comply with the Stress Corrections, then UICI shall notify I-trax in writing of such failure. Upon receipt of such notice, I-trax shall use its best efforts to complete, as quickly as possible, all necessary corrections, repairs, and modifications to the Stress Correction Version, but in no event shall such corrective measures exceed 60 days following such notice or such other period as the Parties may mutually agree upon in writing (such period, the "Stress Correction Period").

               4.4 Re-Testing. Upon completion of the corrections, repairs and modifications to the Stress Correction Version, I-trax shall deliver a revised Stress Correction Version to UICI for re-testing in accordance with Section 4.2. The date on which I-trax delivers the revised Stress Correction Version to UICI as modified under Section 4.3 shall be deemed to be the Stress Correction Delivery Date and new Stress Correction Test Period shall commence as of such Stress Correction Delivery Date.

               4.5 Acceptance. UICI's acceptance of the Stress Correction Version shall occur on the earlier of (i) the date on which UICI delivers to I-trax written notice that the Stress Correction Version, original or as revised, has been accepted; or (ii) upon the expiration of the applicable Stress Correction Test Period without receipt of notice from UICI notifying I-trax that the Stress Correction Version, original or as revised, fails to comply with the Stress Corrections.

         5. Software Licenses.

               5.1 Student Market. I-trax hereby grants to the UICI Group an exclusive, perpetual, irrevocable, worldwide, royalty free, fully paid-up, transferable, and sublicensable through multiple tiers license to use, possess, copy, display, perform, distribute, modify, and prepare derivative works of the Licensed Software in the Student Market, in all formats, including, but not limited to, Source Code format, at one or more locations (as determined by the UICI Group, in the UICI Group's sole discretion) and in any and all media, now known or hereafter developed. Included, without limitation, in the foregoing grant, the UICI Group has the right to display the Licensed Software to, cause the performance of the Licensed Software for, and make the Licensed Software available for use by, users in the Student Market (including, but not limited to, Schools, students, and student health centers or similar service providers).

               5.2 UICI Other Market. I-trax hereby grants to the UICI Group a non-exclusive, perpetual, irrevocable, worldwide, royalty free, fully paid-up, transferable, and sublicensable (with I-trax's prior, express, and written consent, which consent may be withheld in I-trax's sole discretion) license to use, possess, copy, display, perform, distribute, modify, and prepare derivative works of the Licensed Software in the UICI Other Market, in all formats, including, but not limited to, Source Code format, at one or more locations (as determined by UICI, in UICI's sole discretion) and in any and all media, now known or hereafter developed. Included, without limitation, in the foregoing grant, the UICI Group has the right to display the Licensed Software to, cause the performance of the Licensed Software for, and make the Licensed Software available for use by, users in the UICI Other Market.

               5.3 Initial Delivery. Immediately following the Effective Date, I-trax shall deliver to UICI one copy of the Licensed Software in Source Code format to a location specified by UICI (the "Designated Location"). The Parties acknowledge and agree that the ownership, operation, and physical location of the Designated Location shall be determined by UICI, in UICI's sole discretion.

               5.4 Source Code. All Source Code delivered by I-trax to UICI pursuant to this Agreement shall (i) be in form enabling a person possessing reasonable skill and expertise in computer software and information technology to build, load, and operate the machine-executable object code and (ii) include, but shall not be limited to, all scripts, procedures, proprietary compilers, and other information necessary or useful to modify, configure, compile, link, and execute such Source Code and to build the Licensed Software from such Source Code.

               5.5 Copies. UICI may, in UICI's sole discretion, make unlimited copies of the Licensed Software and may locate such copies at one or more UICI-controlled facilities and/or third party hot site or host site facilities, as selected by UICI, in UICI's sole discretion.

               5.6 Exclusivity. In furtherance of the exclusive license granted by I-trax pursuant to Section 5.1, if I-trax desires to license the Licensed Software to a third party in the Student Market, then each such license grant shall be subject to (i) UICI's prior, express, and written consent, which consent may be withheld in UICI's sole discretion, and (ii) any and all terms and conditions imposed by UICI (including, but not limited to, the amount of the license fees paid by the third party and the scope of such third party's use of the Licensed Software).

         6. Marks License. Commencing on the Effective Date and continuing for so long as UICI engages I-trax to provide Software Maintenance, I-trax grants to the UICI Group a non-exclusive, worldwide, royalty free, fully paid-up, transferable, and sublicensable (with I-trax's prior, express, and written consent, which consent may be withheld in I-trax's sole discretion) license to copy, display, perform, and distribute the Marks in the Student Market and the UICI Other Market.

         7. Headers, Navigation Bars, and Web Pages.

               7.1 Headers.

                       (a) I-trax shall develop and implement, at UICI's sole direction, (i) a Header for each School with an aggregate enrollment exceeding 5,000 students (the "Large School Headers") and (ii) up to ten Headers for the UICI Group (the "Ten UICI Group Headers"). The Large School Headers and the Ten UICI Group Headers are collectively, the "Initial Headers."

                       (b) I-trax shall develop and implement Headers in addition to the Initial Headers at UICI's direction (each, an the "Additional Header").

               7.2 Navigation Bars.

                       (a) I-trax shall develop and implement, at UICI's sole direction, a Navigation Bar for each School with an aggregate enrollment exceeding 10,000 students.

                       (b) I-trax shall implement I-trax's standard Navigation Bar for each School with an aggregate enrollment of 10,000 or fewer students.

                       (c) I-trax shall develop and implement, at UICI's sole direction, a Navigation Bar for each member of the UICI Group (not to exceed ten such Navigation Bars, however).

               7.3 Web Pages.

                       (a) I-trax shall develop and implement, at UICI's sole direction, a standard Web Page applicable to all Schools (the "School Page"). Each School Page for a School shall include a Header and a Navigation Bar applicable to such School.

                       (b) I-trax shall develop and implement, at UICI's sole direction, a standard Web Page for each member of the UICI Group (not to exceed ten such Web Pages, however) (each, a "UICI Group Page"). Each UICI Group Page for a UICI Group member shall include a Header and a Navigation Bar applicable to such UICI Group member.

                       (c) Each Web Page shall contain links to certain Internet accessible resources and web sites in accordance with UICI's reasonable directions.

               7.4 UICI Development. Notwithstanding Sections 7.1 through 7.3, UICI reserves the right, without limiting or otherwise affecting the validity of any license granted by I-trax pursuant to this Agreement or any other term or condition of this Agreement, to bring in-house (on a permanent basis or on a case-by-case basis) the development of Headers, Navigation Bars, and Web Pages.

         8. Login Pages. I-trax shall implement I-trax's standard Login Page in the Student Market and the UICI Other Markets. Each Login Page for a School or a UICI Group member shall include a Header applicable to such School or UICI Group member.

         9. MedWizards(R).

               9.1 Existing. I-trax shall implement all Existing
MedWizards(R)for use with all Navigation Bars and all Web Pages.

               9.2 Forms.

                       (a) I-trax shall develop and implement MedWizards(R), at UICI's sole direction, that implement and provide links on applicable School Pages to the following enrollment forms:

                              (i) A customized health enrollment form for each
School with an aggregate enrollment exceeding 5,000 students;

                              (ii) A standard health enrollment form for all
Schools with an aggregate enrollment of 5,000 or fewer students; and

                              (iii) An insurance enrollment form for each
School.

                       (b) I-trax shall develop and implement MedWizards(R), at UICI's sole direction, that implement and provide links on applicable UICI Group Pages to an insurance enrollment form for each UICI Group member (not to exceed ten such enrollment forms, however).

               9.3 Additional. I-trax shall develop or redevelop and implement, at UICI's sole direction, up to ten new MedWizards(R) (in addition to the MedWizards(R) developed and implemented pursuant to Section 9.2) for use with all Navigation Bars and all Web Pages.

         10. Third Party Content.

               10.1 HealthGate.

                       (a) I-trax shall cause HealthGate to enter into a license with UICI for UICI's use of all of HealthGate's Third Party Content in the form of Exhibit A to this Agreement. The costs of such license (including, but not limited to, the negotiation of such license) shall be borne entirely by I-trax through the first anniversary of the Effective Date. Thereafter, the costs of such license shall be borne entirely by UICI.

                       (b) Notwithstanding Section 10.1(a), I-trax shall amend the I-trax Content License to permit the UICI Group to receive all of the Third Party Content made available to, and received by, I-trax pursuant to the I-trax Content License when the I-trax Content License comes up for renewal on May 31, 2003.

               10.2 Integration. I-trax shall integrate all Third Party Content for use with all Navigation Bars and Web Pages.

         11. Disease Management Modules. I-trax shall develop and implement, in the Licensed Software, disease management modules relating to high-risk pregnancy and cancer within 90 days following notice from UICI that UICI has adopted a definitive plan to use such disease management modules.

         12. Training. I-trax shall train UICI on the use and maintenance of all Licensed Software provided by I-trax (including, but not limited to, system architecture and use and maintenance of the Source Code related to all such Licensed Software) at such times and locations, and for such durations, as are determined by UICI in UICI's sole discretion (provided, however, that each such determination by UICI shall be reasonable regarding demands placed on I-trax's time and travel requirements). The scope and level of detail of the training shall be in UICI's sole discretion. The experience of the I-trax trainers shall correspond to the complexity of the subject matter and shall be acceptable to UICI.

         13. Personnel. I-trax shall make available, upon UICI's reasonable request, I-trax personnel (including, but not limited to, McCormack or the person or persons who are performing McCormack's duties in the event McCormack is no longer employed by I-trax) to address questions and issues related to the Licensed Software (including, but not limited to, Medicive(R) and the Medicive(R) database management system). The obligations in this Section 13 shall be in addition to I-trax's providing Second Tier Support.

         14. Access.

               14.1 I-trax Development. I-trax grants to UICI unlimited, remote, and on-site access to observe all new I-trax product development and enhancement project efforts.

               14.2 Strategic Partnerships. I-trax grants to UICI unlimited, remote, and on-site access to (and shall make available benefits received pursuant to) strategic partnerships with third parties formed to develop products. This grant does not extend to (i) strategic partnership pre-formation activities (e.g., meetings or discussions held prior to, or in contemplation of, the formation of a strategic partnership), (ii) strategic partnerships wherein I-trax and the applicable third party have entered into a binding confidentiality commitment prohibiting the access and sharing contemplated by this grant or (iii) access and sharing in contravention of the applicable third party's request.

               14.3 Third Party Pricing. I-trax shall use I-trax's commercially reasonable efforts to allow UICI the ability to acquire goods and services at preferential prices from I-trax's vendors.

         15. Security Plan.

               15.1 Modification and Delivery. I-trax shall modify the Stress Correction Version of the Licensed Software, in accordance with the Implementation Schedule, to fully implement the Security Plan (the "Security Plan Version"). The date on which I-trax delivers the Security Plan Version to UICI is the "Security Plan Delivery Date."

               15.2 Testing. Commencing on the Security Plan Delivery Date, UICI shall perform such tests as UICI, in UICI's sole discretion, chooses on the Security Plan Version, for a period of 60 days (the "Security Plan Test Period") for compliance with the Security Plan.

               15.3 Correction Period. If the Security Plan Version fails to comply with the Security Plan, then UICI shall notify I-trax in writing of such failure. Upon receipt of such notice, I-trax shall use its best efforts to complete, as quickly as possible, all necessary corrections, repairs, and modifications to the Security Plan Version, but in no event shall such corrective measures exceed 60 days following such notice or such other period as the Parties may mutually agree upon in writing (such period, the "Security Plan Correction Period").

               15.4 Re-Testing. Upon completion of the corrections, repairs and modifications to the Security Plan Version, I-trax shall deliver a revised Security Plan Version to UICI for re-testing in accordance with Section 15.2. The date on which I-trax delivers the revised Security Plan Version to UICI as modified under Section 15.3 shall be deemed to be the Security Plan Delivery Date and new Security Plan Test Period shall commence as of such Security Plan Delivery Date.

               15.5 Acceptance. UICI's acceptance of the Security Plan Version shall occur on the earlier of (i) the date on which UICI delivers to I-trax written notice that the Security Plan Version, original or as revised, has been accepted; or (ii) upon the expiration of the applicable Security Plan Test Period without receipt by I-trax of notice from UICI that the Security Plan Version, original or as revised, fails to comply with the Security Plan.

         16. Production Interface Engine.

               16.1 Specifications. I-trax shall develop and deliver to UICI, in accordance with the Implementation Schedule, the proposed technical design, functional, operational, and performance specifications for the Production Interface Engine (the "Proposed Engine Specifications"). UICI shall, within a reasonable period of time thereafter, accept or reject the Proposed Engine Specifications in writing. If UICI rejects the Proposed Engine Specifications, I-trax shall modify the Proposed Engine Specifications as requested by UICI. This process shall continue until UICI accepts the Proposed Engine Specifications in writing. The Proposed Engine Specifications as accepted by UICI in writing are the "Accepted Engine Specifications."

               16.2 Development and Delivery. I-trax shall develop the Production Interface Engine, in accordance with the Implementation Schedule, to perform in accordance with, and/or to conform to, the Accepted Engine Specifications. The date on which I-trax delivers the Production Interface Engine to UICI is the "Engine Delivery Date."

               16.3 Testing. Commencing on the Engine Delivery Date, UICI shall perform such tests as UICI, in UICI's sole discretion, chooses on the Production Interface Engine, for a period of 60 days (the "Engine Test Period") for performance in accordance with, and conformance to, the Accepted Engine Specifications.

               16.4 Correction Period. If the Production Interface Engine fails to perform in accordance with, and/or to conform to, the Accepted Engine Specifications, then UICI shall notify I-trax in writing of such failure. Upon receipt of such notice, I-trax shall use its best efforts to complete, as quickly as possible, all necessary corrections, repairs and modifications to the Production Interface Engine, but in no event shall such corrective measures exceed 60 days following such notice or such other period as the Parties may mutually agree upon in writing (such period, the "Engine Correction Period").

               16.5 Re-Testing. Upon completion of the corrections, repairs and modifications to the Production Interface Engine, I-trax shall deliver a revised Production Interface Engine to UICI for re-testing in accordance with Section
16.3. The date on which I-trax delivers the revised Production Interface Engine to UICI as modified under Section 16.4 shall be deemed to be the Engine Delivery Date and new Engine Test Period shall commence as of such Engine Delivery Date.

               16.6 Acceptance. UICI's acceptance of the Production Interface Engine shall occur on the earlier of (i) the date on which UICI delivers to I-trax written notice that the Product Interface Engine, original or as revised, has been accepted; or (ii) upon the expiration of the applicable Engine Test Period without receipt by I-trax of notice from UICI that the Product Interface Engine, original or as revised, fails to perform in accordance with, and/or to conform to, the Accepted Engine Specifications.

               16.7 Technology Consultant. I-trax shall make Technology Consultant available for all necessary discussions with UICI and UICI's vendors in connection with the development and implementation of the Production Interface Engine (including, but not limited to, the development of the Proposed Engine Specifications). I-trax shall be solely responsible for all expenses and fees incurred or charged by Technology Consultant (and any other vendor engaged by I-trax) in connection with the development and implementation of the Production Interface Engine.

               16.8 Exclusion. Notwithstanding any other provision of this Agreement, the Production Interface Engine does not include, and I-trax shall not be responsible for, any analysis, systems design, and modifications required to UICI's internal systems such that those systems could deliver and receive data to and from the Production Interface Engine in an agreed upon HIPAA compliant format.

         17. Maintenance. Commencing on the Effective Date and continuing until termination by UICI upon written notice, I-trax shall provide Maintenance in accordance with this Section 17.

               17.1 Software Maintenance.

                       (a) I-trax shall provide and make available to the UICI Group, 24 hours a day, seven days a week, (i) Second Tier Support and (ii) electronic and written support and Documentation related to the Licensed Software (whether such Documentation is available as of the Effective Date or at any time thereafter), which includes, but is not limited to, user requirements, design documentation, quality assurance testing, and operational guides.

                       (b) I-trax shall maintain a production environment that mirrors UICI's production environment (including, but not limited to, the Licensed Software), exclusive of modifications made by UICI to the Licensed Software without I-trax's consent (the "Mirrored Production Environment").

                       (c) I-trax shall deliver to UICI any and all Error Corrections, Updates, and Enhancements, in source code format, within 24 hours following implementation of such Source Code in I-trax's production environment, and thereafter, (i) implement such Source Code in the Mirrored Production Environment and (ii) deliver to UICI a written explanation of such Source Code (and any changes thereto) and written directions necessary to implement such Source Code; provided, however, that nothing in this Section 17.1(c) shall limit or otherwise reduce I-trax's obligations to correct Errors or deliver Error Corrections or other software pursuant to Section 17.1(d).

                       (d) Upon the occurrence of an Error, UICI shall designate such Error as being (i) a Level 1 Error, (ii) a Level 2 Error, (iii) a Level 3 Error, or (iv) a Level 4 Error. I-trax shall promptly modify the Licensed Software to correct each Error in accordance with the following:

                              (i) I-trax shall respond to UICI by telephone
within two hours of UICI's report of a Level 1 Error and promptly assign the appropriate personnel to commence efforts to correct the Error. If the Error is not corrected within eight hours of UICI's reporting it, I-trax's support manager shall telephone UICI and describe in detail the efforts underway. If the

Error is not corrected within 24 hours of UICI's reporting it, the manager to whom I-trax's support manager reports shall telephone UICI, give a status report, and assign a member of the I-trax programming staff to give full time attention to correction of the Error. If the Error is not corrected within two business days of UICI's reporting it, at I-trax's sole expense, a member of I-trax's programming staff shall travel to the UICI's site and remain on-site until the Error is corrected. However, if a member of I-trax's programming staff travels to UICI's site for purposes of correcting an Error under this Section 17.1(d)(i) and thereafter determines that the failure of the Licensed Software was caused by anything other than the Licensed Software (e.g. hardware or network issues), UICI shall pay I-trax (A) 100% of such member's actual out-of-pocket travel expenses and (B) $250 per hour for each hour spent by such member, including travel time, to resolve the failure.

                              (ii) I-trax shall respond to UICI by telephone
within eight hours of UICI's report of a Level 2 Error and promptly assign the appropriate personnel to commence efforts to correct the Error. If the Error is not corrected within 24 hours of UICI's reporting it, I-trax's support manager shall telephone UICI and describe in detail the efforts underway. If the Error is not corrected within 48 hours of UICI's reporting it, the manager to whom I-trax's support manager reports shall telephone UICI, give a status report, and assign a member of the I-trax programming staff to give full time attention to correction of the Error. If the Error is not corrected within five business days of UICI's reporting it, the Error shall be deemed a Level 1 Error.

                              (iii) I-trax shall respond to UICI by telephone or
e-mail within two business days of UICI's report of a Level 3 Error and promptly assign the appropriate personnel to commence efforts to correct the Error. If the Error is not corrected within five business days of UICI's reporting it, I-trax's support manager shall telephone UICI and describe in detail the efforts underway. If the Error is not corrected within seven business days of UICI's reporting it, I-trax's support manager shall telephone UICI, give a status report, and assign a member of the I-trax programming staff to address correction of the Error. If the Error is not corrected within 15 business days of UICI's reporting it, the Error shall be deemed a Level 2 Error.

                              (iv) I-trax shall respond to UICI by telephone or
e-mail within five business days of UICI's report of a Level 4 Error and promptly assign the appropriate personnel to commence efforts to correct the Error. If the Error is not corrected within ten business days of UICI's reporting it, I-trax's support manager shall telephone UICI and describe in detail the efforts underway. If the Error is not corrected within 15 business days of UICI's reporting it, I-trax's support manager shall telephone UICI, give a status report, and assign a member of the I-trax programming staff to address correction of the Error. If the Error is not corrected within 20 business days of UICI's reporting it, the Error shall be deemed a Level 3 Error.

                       (e) This Section 17.1 shall apply to (i) the Licensed Software as initially delivered by I-trax to UICI and (ii) any and all modifications made to the Licensed Software by, or at the direction or with the approval of, I-trax. If UICI modifies the Licensed Software without I-trax's consent (a "UICI Version"), I-trax shall have no obligation pursuant to Sections 17.1(a) and 17.1(d) with respect to such UICI Version.

               17.2 Content Maintenance.

                       (a) I-trax shall maintain all Headers, Navigation Bars, and Web Pages, which maintenance includes, but is not limited to, (i) up to 100 hours each year for implementing minor changes to the Headers, Navigation Bars, and Web Pages and (ii) changing the tabs located in the "personal health record" portion (or a portion with similar functionality) of the Web Pages.

                       (b) Upon UICI's direction, I-trax shall co-brand or private label all Headers, Navigation Bars, Web Pages, and user interfaces (e.g., use a name other than "MyFamilyMD" or "Health-e-Coordinator"), subject, however, to contractual commitments in Third Party Licenses.

         18. Additional Services.

               18.1 Software. I-trax shall develop, implement, and maintain software, Headers, Navigation Bars, and Web Pages not otherwise contemplated by this Agreement, as agreed to by I-trax and UICI.

               18.2 Call Center. I-trax shall make available I-trax's disease management call center staffed by I-trax health care personnel at UICI's request.

         19. Payments.

               19.1 Out-of-Pocket Expenses. On the Effective Date, UICI shall reimburse I-trax for all of I-trax's out-of-pocket expenses (i.e., I-trax's actual travel and similar expenses and exclusive of salaries, overhead expenses, and other costs of doing business) incurred while assisting UICI and UICI's vendors in conducting the Pre-Closing Tests and Audits, subject to a "not to exceed" ceiling equal to $10,000.00.

               19.2 License and Development Fee. On the Effective Date, UICI shall pay I-trax a one-time license and development fee equal to $2,500,000.00.

               19.3 Headers Fee. UICI shall pay I-trax, within 30 days following receipt of an invoice, an amount equal to $1,500.00 for each Additional Header developed and implemented by I-trax at UICI's request.

               19.4 Security Plan Fee. If the Security Plan Version is accepted by UICI pursuant to Section 15.5, UICI shall thereafter immediately pay I-trax an amount equal to $150,000.00; provided, however, that this amount shall be reduced by an amount equal to $250.00 for each day (if any) following the completion date for the Security Plan Version identified in the Implementation Schedule. This fee is in addition to expenses incurred by third parties (other than I-trax) engaged by UICI.

               19.5 Stress Corrections and Production Interface Engine Fee. If the Stress Correction Version is accepted by UICI pursuant to Section 4.5 and the Production Interface Engine is accepted by UICI pursuant to Section 16.6, UICI shall, immediately following the later of the two acceptances, pay I-trax an amount equal to $250,000.00; provided, however, that this amount shall be reduced by an amount equal to $250.00 for each day (if any) following the completion date for the Stress Correction Software identified in the Implementation Schedule and an amount equal to $250.00 for each day (if any) following the completion date for the Production Interface Engine identified in the Implementation Schedule. This fee is in addition to expenses incurred by third parties (other than I-trax) engaged by UICI.

               19.6 Maintenance. Commencing on the first anniversary of the Effective Date and continuing on each anniversary thereafter until Maintenance is terminated by UICI in accordance with Section 17, UICI shall pay I-trax an amount equal to $100,000.00 for Maintenance; provided, however, that any partial year shall be prorated by days.

               19.7 Additional Services. Unless otherwise agreed to by I-trax and UICI in writing, the Additional Services shall be invoiced monthly in arrears on an hourly basis, subject to an hourly rate not to exceed $225.00. Each such invoice is due within 30 days following UICI's receipt of such invoice.

               19.8 Most Favored Pricing. All amounts listed in Sections 19.3 through 19.7 are subject to the lesser of the stated amounts or the "most favored" pricing made available to I-trax's other customers.

         20. Non-Competition. Unless otherwise agreed to by UICI in writing, in UICI's sole discretion, I-trax shall never, in any way, provide (directly or indirectly) in the Student Market (i) the Licensed Software, (ii) services related to the Licensed Software, (iii) software that competes with the Licensed Software, or (iv) services related to software that competes with the Licensed Software.

         21. Ownership.

               21.1 Licensed Software. Subject to the licenses granted by I-trax pursuant to this Agreement, I-trax owns all right, title, and interest in and to the Licensed Software.

               21.2 Marks. Subject to the licenses granted by I-trax pursuant to this Agreement, I-trax owns all right, title, and interest in and to the Marks.

               21.3 Reservation of Rights. Except as provided herein, each Party reserves all rights in its Intellectual Property Rights and nothing contained herein shall be construed as granting the other Party any ownership interest in its Intellectual Property Rights. Each Party shall include, maintain, reproduce, and perpetuate all notices or markings on all copies of all tangible media comprising each Party's Confidential Information in the manner in which such notices or markings appear on such tangible media or in the manner in which either Party may reasonably request.

               21.4 Residual Knowledge. Nothing in this Agreement shall be construed to restrict either Party from developing or distributing products or performing services that do not infringe upon any Intellectual Property Rights of the other Party, using intangible residual know-how or concepts (as distinguished from the tangible implementation of such know-how and concepts) retained in the mind of such Party's employees, provided that such Party or its employees shall not directly reference, incorporate or otherwise use in such products or services any Confidential Information or Intellectual Property Rights (or any tangible embodiment thereof) of the other Party or otherwise infringe in any manner upon that Party's Intellectual Property Rights; it being understood that any use by either Party of any ideas, know-how, technical information, processes, practices or systems that are in the public domain (not through any wrongful action or wrongful failure to act of such Party), including items generally known in the information technology and securities industries, shall not constitute any such infringement.

               21.5 Developed Materials.

                       (a) Upon the Developed Materials being fixed in a tangible medium of expression, I-trax assigns, transfers, and conveys to UICI all right, title, and interest in and to the Developed Materials, including, but not limited to, all Intellectual Property Rights. If I-trax has any rights that cannot be assigned to UICI, I-trax waives the enforcement of such rights, and if I-trax has any rights that cannot be assigned or waived, I-trax grants to UICI an assignable, exclusive, transferable, fully paid-up, irrevocable, perpetual, royalty-free, worldwide, and unlimited license, with right to sublicense through multiple tiers, to such rights.

                       (b) I-trax acknowledges and agrees that there are, and may be, future rights that I-trax may otherwise become entitled to with respect to the Developed Materials that do not yet exist, as well as new uses, media, means, and forms of exploitation throughout the universe exploiting current or future technology yet to be developed, and I-trax intends the assignment of rights to UICI in Section 21.5(a) to include all such now known or unknown uses, media, and forms of exploitation throughout the universe.

                       (c) The intent of Section 21.5(a) is to convey to UICI all rights of an exclusive owner of the Developed Materials.

                       (d) I-trax shall do all acts and things, including, but not limited to, the execution of all such documents, as UICI may reasonably deem necessary, useful, or convenient to evidence or perfect the rights of UICI in and to the Developed Materials and providing UICI with Further Assurances.

               21.6 UICI Materials. UICI shall continue to own all materials provided by UICI (the "UICI Materials") in connection with any (i) Header development, (ii) Navigation Bar development, (iii) Web Page development, and
(iv) existing or new work product development efforts.

         22. Representations and Warranties of I-trax.

               22.1 As of the Effective Date. I-trax represents and warrants to UICI the following as of the Effective Date:

                       (a) I-trax has good and marketable title to the Licensed Software, including, but not limited to, all Intellectual Property Rights in and to the Licensed Software.

                       (b) I-trax has all necessary rights to enter into this Agreement without violating any other agreement or commitment of any sort.

                       (c) All Existing Agreements are set forth in the Existing Agreements Schedule.

                       (d) Each Existing Agreement is assignable to UICI, and I-trax has the right to assign each Existing Agreement to UICI.

                       (e) Except for the Existing Agreements, I-trax does not have any outstanding agreements or understandings, written or oral, concerning the Licensed Software in the Student Market.

                       (f) I-trax is the exclusive owner of all right, title, and interest in and to the Licensed Software.

                       (g) The Licensed Software is free and clear of all liens and encumbrances.

                       (h) All contributions to the development of the Licensed Software, including, but not limited to, by means of software maintenance, were made by I-trax employees in the United States acting within the scope of their employment with I-trax (collectively, the "I-trax Employees").

                       (i) I-trax has paid all of the I-trax Employees in full for the I-trax Employees' contribution to the Licensed Software.

                       (j) The Licensed Software contains no software, information, and/or materials from entities other than I-trax and HealthGate.

                       (k) Schedule IV contains a list of all errors of which I-trax has knowledge in the current version of the Licensed Software and a brief description of all enhancements I-trax has contemplated for the current version of the Licensed Software.

                       (l) Schedule V contains a list of all patents, copyrights, trademarks, and other registrations and related documents that relate to the Licensed Software.

                       (m) The user documentation for the Licensed Software does not contain any errors or misrepresentations concerning the Licensed Software.

                       (n) There are no claims that the Licensed Software or that I-trax violates or has violated the rights of anyone, including, but not limited to, patent, copyright, trade secret, trademark, and other proprietary rights.

                       (o) I-trax (i) has not ceased functioning as an ongoing concern, (ii) is conducting I-trax's operations in the normal course of business, (iii) is not insolvent (as a result of the compensation to be received pursuant to Section 19.2) or bankrupt, and (iv) has not made an assignment for the benefit of creditors.

                       (p) I-trax is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and possesses the corporate power to enter into this Agreement and to comply with the terms and conditions of this Agreement.

               22.2 Surviving after the Effective Date. I-trax represents and warrants to UICI the following as of the Effective Date and thereafter, with the intention that such representations and warranties survive the Effective Date:

                       (a) The use, possession, copying, display, and performance of the Licensed Software will not infringe or induce infringement or contribute to an infringement or constitute a misappropriation of any trademark, patent, copyright, trade secret, moral right, proprietary right, or similar property right.

                       (b) The Licensed Software is designed to facilitate compliance by its users with the applicable portions of HIPAA.

                       (c) The Licensed Software does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus," "software lock," or "hardware lock" (as such terms are generally known in the computer industry) or other instructions to intentionally disable or erase the Licensed Software and/or data (collectively, "Disabling Instructions").

                       (d) I-trax will not introduce any Disabling Instructions in any Licensed Software delivered to UICI.

                       (e) The load capacity of the Licensed Software shall meet or exceed the load capacity used in the Pre-Closing Tests and Audits.

                       (f) This Agreement is a legal, valid, and binding obligation of I-trax.

                       (g) The execution and delivery of this Agreement by I-trax and the performance of, and compliance by, I-trax with the terms and conditions of this Agreement will not result in the imposition of any lien or other encumbrance on the Licensed Software and will not conflict with or result in a breach by I-trax of any of the terms, conditions, or provisions of any agreement, order, injunction, judgment, decree, statute, rule or regulation applicable to I-trax, any of the Licensed Software, or any note, indenture, or other agreement, contract, license, or instrument by which any of the Licensed Software may be bound or affected.

                       (h) No consent or approval by any person or public authority is required to authorize, or is required in connection with, the execution, delivery, or performance of this Agreement by I-trax.

                       (i) The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement by I-trax have been duly and validly authorized and approved by all requisite corporate action on the part of I-trax.

         23. Representations and Warranties of UICI. UICI represents and warrants to I-trax that, as of the Effective Date, (i) UICI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and possesses the corporate power to enter into this Agreement and to comply with the terms and conditions of this Agreement, (ii) this Agreement is a legal, valid, and binding obligation of UICI, and (iii) the execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement by UICI have been duly and validly authorized and approved by all requisite corporate action on the part of UICI.

         24. Indemnification.

               24.1 By I-trax. I-trax shall reimburse, defend, indemnify, and hold harmless the UICI Indemnified Group for, from, and against any and all Losses resulting from, relating to, or arising out of, (i) the actual or alleged infringement by the Licensed Software and the Developed Materials, of any Intellectual Property Right and (ii) I-trax's use or disclosure of the UICI Data (collectively a "Claim Against UICI"); provided, however, I-trax is promptly notified in writing of such Claim Against UICI; I-trax is promptly given in writing the complete control of the defense and settlement of such Claim Against UICI; and that the UICI Indemnified Group provides reasonable cooperation in the defense of such Claim Against UICI.

               24.2 By UICI. UICI shall reimburse, defend, indemnify, and hold harmless the I-trax Indemnified Group for, from, and against any and all Losses resulting from, relating to, or arising out of, the actual or alleged infringement by the UICI Materials of any Intellectual Property Right; (collectively a "Claim Against I-trax"); provided that UICI is promptly notified in writing of such Claim Against I-trax; UICI is promptly given in writing the complete control of the defense and settlement of such Claim Against I-trax; and that the I-trax Indemnified Group provides reasonable cooperation in the defense of such Claim Against I-trax.

         25. Limitation of Liability.

               25.1 I-TRAX. EXCEPT FOR SECTION 24.1, (i) I-TRAX SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES, EVEN IF I-TRAX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (ii) I-TRAX'S ENTIRE LIABILITY ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, WHETHER SUCH LIABILITY IS BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, WARRANTY, OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE OF ALL MONIES PAID BY UICI TO I-TRAX PURSUANT TO THIS AGREEMENT.

               25.2 UICI. UICI SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES, EVEN IF UICI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND UICI'S ENTIRE LIABILITY ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, WHETHER SUCH LIABILITY IS BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, WARRANTY, OR OTHERWISE, SHALL NOT EXCEED $500,000.

               25.3 I-TRAX IS NOT RESPONSIBLE FOR PATIENT CARE DECISIONS.

         26. UICI Data.

               26.1 No Rights. I-trax shall have no rights in or to the UICI data.

               26.2 Restricted Access. I-trax will not be permitted access to the UICI data (except in the provision of Software Maintenance and Content Maintenance).

               26.3 HIPAA. I-trax will execute a HIPAA business associate agreement upon UICI's request and in a form requested by UICI.

         27. Confidential Information.

               27.1 Use and Disclosure.

                       (a) Without the prior, express, and written consent of a Party disclosing Confidential Information (the "Disclosing Party"), the Party receiving such Confidential Information (the "Receiving Party") shall never disclose or use any Confidential Information of the Disclosing Party in any manner, except as necessary to perform the Receiving Party's obligations under this Agreement or to exercise the licenses granted (if any) by the Disclosing Party to the Receiving Party in this Agreement.

                       (b) The Receiving Party shall treat all Confidential Information of the Disclosing Party with the same degree of care as the Receiving Party accords to the Receiving Party's own Confidential Information, but in no case less than reasonable care.

                       (c) The Receiving Party may disclose Confidential Information only to those employees and contractors of the Receiving Party who need to know such information, and the Receiving Party certifies that such employees and contractors, including, without limitation, any third party receiving Confidential Information pursuant to Sections 5.3, 5.4 and 5.5, have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to the Receiving Party under this Section 27. The Receiving Party shall promptly advise the Disclosing Party if the Receiving Party learns of any unauthorized use or disclosure of any Confidential Information of the Disclosing Party.

               27.2 Exclusions. Except for information that is required by law to remain confidential, including, but not limited to, "personally identifiable information" as defined in HIPAA, Confidential Information of the Disclosing Party does not include information or materials that are (i) or become publicly available without violation of this Agreement or any other obligation of confidentiality, (ii) already known by the Receiving Party, (iii) independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information, and/or (iv) subsequently disclosed to the Receiving Party by a third party without restriction and the disclosure by the third party does not violate any obligation of confidentiality.

               27.3 Ownership. The Disclosing Party shall continue to own all of the Disclosing Party's Confidential Information disclosed pursuant to this Agreement.

               27.4 Return. The Receiving Party shall promptly return to the Disclosing Party, at the Disclosing Party's sole cost and expense, all Confidential Information of the Disclosing Party upon a written request by the Disclosing Party.

               27.5 Equitable Remedies. A breach of this Section 27 by the Receiving Party may cause irreparable harm and injury to the Disclosing Party for which money damages are inadequate. In the event of such breach, the Disclosing Party shall be entitled to seek injunctive relief, in addition to its legal and other equitable remedies.

         28. Existing Agreements. I-trax hereby sells, assigns, transfers, and conveys the Existing Agreements to UICI and all of I-trax's licenses, rights, duties, and obligations (but not I-trax's liabilities) under the Existing Agreements.

         29. Solicitation. UICI has the right, without recourse to I-trax, to offer employment to, and to employ, McCormack upon a Solicitation Event

         30. Miscellaneous.

               30.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas, without regard to Texas' conflicts of laws principles. The jurisdiction for any dispute arising out of, or relating to, this Agreement shall lie exclusively with courts located in Dallas County, Texas.

               30.2 Severability. If for any reason a court of competent jurisdiction finds any provision of the Agreement to be unenforceable, that provision will be enforced to the maximum extent possible to effectuate the intent of the Parties, and the remainder of the Agreement will continue in full force and effect.

               30.3 Relationship. The Parties are independent contractors. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship.

               30.4 Entire Agreement. The terms and conditions of this Agreement, including, but not limited to, its exhibits and schedules, contain the entire agreement between the Parties and merge and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions concerning the subject matter of this Agreement. Neither Party shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement. No oral explanation or oral information by either Party shall alter the meaning or interpretation of this Agreement.

               30.5 Amendments. No amendments or modifications to this Agreement shall be effective unless in writing signed by an authorized representative of each Party. These terms and conditions will prevail notwithstanding any different, conflicting, or additional terms and conditions that may appear in any purchase order, acknowledgement, or other writing not expressly incorporated into this Agreement.

               30.6 Notices.

                       (a) All notices required or permitted to be given under this Agreement shall be in writing, shall make reference to this Agreement, and shall be delivered by hand or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

                         (i) If to I-trax, addressed to:

                             I-trax, Inc.
                             One Logan Square, Suite 2615
                             130 N. 18th Street
                             Attention: Frank A. Martin

                         (ii) If to UICI, addressed to:

                             UICI, Inc.
                             4001 McEwen, Suite 200
                             Dallas, Texas 75244
                             Attention: Steven K. Arnold

                       (b) Such notices shall be deemed served when received by the addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery.

                       (c) Each Party may change its address at any time by written notice to the other Party.

               30.7 Assignment. Neither Party may directly or indirectly sell, assign, transfer, delegate, convey, pledge, encumber, or otherwise dispose of this Agreement, or any of the licenses, rights, duties, or obligations under this Agreement, without the prior, express, and written consent of the other Party; provided, however, that either Party may assign this Agreement to a purchaser of all or substantially all of such Party's assets. Any attempted assignment in violation of this Section 30.7 shall be null and void. The Parties acknowledge and agree that the issuance or transfer of a Party's capital stock is not subject to the terms and conditions of this Section 30.7.

               30.8 Waiver. The failure of either Party to enforce any term of this Agreement shall not be deemed or considered a waiver of future enforcement of that or any other term in this Agreement. No term of this Agreement may be considered waived, and no breach excused, by either Party unless made in writing by the waiving or excusing Party. No consent, waiver, or excuse by either Party, express or implied, constitutes a subsequent consent, waiver, or excuse.

               30.9 Third Party Beneficiaries. Except with respect to Section 24, there are no third party beneficiaries to this Agreement.

               30.10 Interpretation. The Agreement is the result of UICI's and I-trax's negotiations, and no provision of this Agreement shall be construed for or against any Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:
"including" or "include" does not denote or apply any limitation; "or" has the inclusive meaning "and/or;" "and/or" means "or" and is used for emphasis only; "$" refers to United States dollars; the singular includes the plural, and vice versa, and each gender includes each of the others; captions or headings are only for reference and are not to be considered in interpreting the Agreement; "Section" refer to a section of the Agreement, unless otherwise stated in this Agreement.





















                          (Signatures are on next page)

         IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

                             I-TRAX:

                             I-TRAX, INC., a Delaware corporation



                             By:          /s/ Gary Reiss
                                          -------------------------------

                             Name:        Gary Reiss
                                          -------------------------------

                             Title:       Office of the President
                                          -------------------------------

                             I-TRAX HEALTH MANAGEMENT SOLUTIONS, INC., a Delaware corporation



                             By:          /s/ Gary Reiss
                                          -------------------------------

                             Name:        Gary Reiss
                                          -------------------------------

                             Title:       Office of the President
                                          -------------------------------

                             UICI:

                             UICI, INC., a Delaware corporation



                             By:          /s/ Steven K. Arnold
                                          -------------------------------

                             Name:        Steven K. Arnold
                                          -------------------------------

                             Title:       Executive Vice President
                                          -------------------------------